Exhibit 32.1

906 CERTIFICATION OF CERTIFYING OFFICER

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-K of The Movie Studio, Inc. F/K/A Destination Television, Inc. for the Year Ended October 31, 2009 I, Gordon Scott Venters, Chief Executive Officer and Chief Financial Officer of The Movie Studio, Inc. F/K/A Destination Television, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.   Such Yearly Report on Form 10-K for the year ended October 31, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in such Yearly Report on Form 10-K for the year ended October 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of The Movie Studio, Inc. F/K/A Destination Television, Inc.

Dated:  December 26, 2012

THE MOVIE STUDIO, INC. F/K/A DESTINATION TELEVISION, INC.

By: /s/ Gordon Scott Venters
Gordon Scott Venters
Chief Executive Officer and
Chief Financial Officer